Exhibit 99.1

From:    Brian Manthey (news media)
414-221-4444
brian.manthey@wecenergygroup.com

Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

May 4, 2020

WEC Energy Group reports first-quarter results

MILWAUKEE – WEC Energy Group (NYSE: WEC) today reported net income of $452.5 million, or $1.43 per share, for the first quarter of 2020 – up from $420.1 million, or $1.33 per share, for the first quarter of 2019.

Consolidated revenues totaled $2.1 billion, down $268.8 million from last year's first quarter.

"We delivered another solid quarter, despite mild winter temperatures and an economic downturn that began in late March as businesses closed to slow the spread of COVID-19," said Gale Klappa, executive chairman. "In the months ahead, we will continue to focus on employee safety and on executing the fundamentals of our business – world-class reliability, customer satisfaction and financial discipline." He added, "Our team is experienced and resilient. I'm confident we'll shine through the challenges ahead."

For the quarter, natural gas deliveries in Wisconsin – excluding natural gas used for power generation – fell by 10.6 percent compared to the first quarter of 2019. On a weather-normal basis, natural gas deliveries were 1.1 percent lower.

Retail deliveries of electricity – excluding the iron ore mine in Michigan’s Upper Peninsula – decreased by 3.4 percent in the first quarter of 2020 compared to the first quarter last year.

Residential electricity use declined by 4.6 percent. Electricity consumption by small commercial and industrial customers was 2.6 percent lower.

Electricity use by large commercial and industrial customers – excluding the iron ore mine – fell by 3.1 percent.

On a weather-normal basis, retail deliveries of electricity – excluding the iron ore mine – fell by 2 percent.

Exhibit 99.1

At the end of March, WEC Energy Group utilities were serving approximately 10,000 more electric and 12,000 more natural gas customers compared to the same time a year ago.

The company is reaffirming its earnings guidance for 2020 in the range of $3.71 to $3.75 per share.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1 p.m. Central time, Monday, May 4. The call will review 2020 first-quarter earnings and the company’s outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 877-683-2228 up to 15 minutes before it begins. The number for international callers is 647-689-5446. The conference ID is 7898148.

Conference call access also is available at wecenergygroup.com. Under 'Webcasts,' select 'Q1 Earnings.' In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its first-quarter performance. The materials will be available at 6:30 a.m. Central time, Monday, May 4.

Replay

A replay will be available on the website and by phone. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through May 18, 2020. Domestic callers should dial 800-585-8367. International callers should dial 416-621-4642. The replay conference ID is 7898148.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.5 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has approximately 45,000 stockholders of record, 7,500 employees and $35 billion of assets.

Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-

Exhibit 99.1

looking statements include, among other things, statements concerning management’s expectations and projections regarding earnings and future results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “should,” “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company’s service territories; the impact of the COVID-19 pandemic; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; varying weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy conservation efforts; the company’s ability to successfully acquire and/or dispose of assets and projects; cyber-security threats and data security breaches; construction risks; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; the impact of tax reform and any other legislative and regulatory changes, including changes to environmental standards; political developments; current and future litigation and regulatory investigations; changes in accounting standards; the financial performance of American Transmission Co. as well as projects in which the company’s energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in the company’s Form 10-K for the year ended Dec. 31, 2019, and in subsequent reports filed with the Securities and Exchange Commission. The company expressly disclaims any obligation to publicly update or revise any forward-looking information.

The global outbreak of COVID-19 is currently impacting countries, communities, supply chains and markets, and has caused many states, including those states in which we operate, to issue shelter-in-place orders. The extent to which the COVID-19 pandemic may affect us depends on factors beyond our knowledge or control. Therefore, we are currently unable to determine what impact the pandemic may ultimately have on our business plans and operations, liquidity, financial condition, and results of operations, but will continue to monitor COVID-19 developments.

Tables follow

Exhibit 99.1

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended
	March 31
(in millions, except per share amounts)	2020	2019
Operating revenues	$2,108.6	$2,377.4

Operating expenses
Cost of sales	734.7	1,009.6
Other operation and maintenance	455.7	550.6
Depreciation and amortization	239.1	226.4
Property and revenue taxes	52.5	48.0
Total operating expenses	1,482.0	1,834.6

Operating income	626.6	542.8

Equity in earnings of transmission affiliates	39.8	36.1
Other income, net	5.6	30.9
Interest expense	129.4	124.4
Other expense	(84.0)	(57.4)

Income before income taxes	542.6	485.4
Income tax expense	90.0	65.0
Net income	452.6	420.4

Preferred stock dividends of subsidiary	0.3	0.3
Net loss attributed to noncontrolling interests	0.2	—
Net income attributed to common shareholders	$452.5	$420.1

Earnings per share
Basic	$1.43	$1.33
Diluted	$1.43	$1.33

Weighted average common shares outstanding
Basic	315.4	315.5
Diluted	316.7	316.7

Dividends per share of common stock	$0.6325	$0.5900

Exhibit 99.1

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$15.4	$37.5
Accounts receivable and unbilled revenues, net of reserves of $164.8 and $140.0, respectively	1,176.9	1,176.5
Materials, supplies, and inventories	391.1	549.8
Prepayments	200.0	261.8
Other	61.9	68.0
Current assets	1,845.3	2,093.6

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $9,042.3 and $8,878.7, respectively	23,797.1	23,620.1
Regulatory assets	3,566.1	3,506.7
Equity investment in transmission affiliates	1,717.7	1,720.8
Goodwill	3,052.8	3,052.8
Other	853.2	957.8
Long-term assets	32,986.9	32,858.2
Total assets	$34,832.2	$34,951.8

Liabilities and Equity

Current liabilities
Short-term debt	$827.2	$830.8
Current portion of long-term debt	694.3	693.2
Accounts payable	597.9	908.1
Accrued payroll and benefits	128.6	199.8
Amounts refundable to customers	155.8	87.6
Other	443.9	463.2
Current liabilities	2,847.7	3,182.7

Long-term liabilities
Long-term debt	11,194.7	11,211.0
Deferred income taxes	3,870.0	3,769.3
Deferred revenue, net	428.5	497.1
Regulatory liabilities	3,987.1	3,992.8
Environmental remediation liabilities	589.4	589.2
Pension and OPEB obligations	324.2	326.2
Other	1,106.0	1,128.9
Long-term liabilities	21,499.9	21,514.5

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 325,000,000 shares authorized; 315,434,531 shares outstanding	3.2	3.2
Additional paid in capital	4,167.3	4,186.6
Retained earnings	6,180.7	5,927.7
Accumulated other comprehensive loss	(7.1)	(4.1)
Common shareholders' equity	10,344.1	10,113.4

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	110.1	110.8
Total liabilities and equity	$34,832.2	$34,951.8

Exhibit 99.1

WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Three Months Ended
	March 31
(in millions)	2020	2019
Operating activities
Net income	$452.6	$420.4
Reconciliation to cash provided by operating activities
Depreciation and amortization	239.1	226.4
Deferred income taxes and investment tax credits, net	92.1	17.2
Contributions and payments related to pension and OPEB plans	(3.7)	(4.2)
Change in –
Accounts receivable and unbilled revenues	(3.5)	(124.3)
Materials, supplies, and inventories	158.7	218.3
Other current assets	65.4	125.1
Accounts payable	(250.1)	(204.3)
Other current liabilities	(27.7)	54.6
Other, net	(32.4)	6.5
Net cash provided by operating activities	690.5	735.7

Investing activities
Capital expenditures	(496.1)	(358.8)
Acquisition of Upstream Wind Energy LLC, net of cash and restricted cash acquired of $9.2	—	(268.2)
Capital contributions to transmission affiliates	(3.0)	(3.4)
Proceeds from the sale of assets	1.3	10.6
Proceeds from the sale of investments held in rabbi trust	17.0	0.1
Proceeds from cash surrender value of life insurance	8.3	8.5
Other, net	9.5	4.6
Net cash used in investing activities	(463.0)	(606.6)

Financing activities
Exercise of stock options	16.0	32.6
Purchase of common stock	(40.4)	(70.7)
Dividends paid on common stock	(199.5)	(186.2)
Issuance of long-term debt	—	350.0
Retirement of long-term debt	(14.0)	(13.3)
Issuance of short-term loan	340.0	—
Change in other short-term debt	(343.6)	(294.9)
Other, net	(2.6)	(3.6)
Net cash used in financing activities	(244.1)	(186.1)

Net change in cash, cash equivalents, and restricted cash	(16.6)	(57.0)
Cash, cash equivalents, and restricted cash at beginning of period	82.3	146.1
Cash, cash equivalents, and restricted cash at end of period	$65.7	$89.1